UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2007

MISCOR Group, Ltd.
(Exact name of registrant as specified in its charter)

Indiana	000-52380	20-0995245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1125 South Walnut Street, South Bend, Indiana		46619
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (574) 234-8131

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Item 3.02  Unregistered Sales of Equity Securities.

On January 18, 2007, MISCOR Group, Ltd. (“MISCOR”), sold 62.5 million shares of its common stock to Tontine Capital Partners, L.P. and Tontine Capital Overseas Master Fund, L.P. (collectively, “Tontine”) for an aggregate purchase price of $12.5 million, or $0.20 per share, pursuant to a Securities Purchase Agreement dated as of the same date. MISCOR is using the proceeds from the sale to pay off approximately $10 million of senior secured debt (see Items 1.02 and 8.01 below) and for general working capital purposes. The press release issued by MISCOR with respect to the transaction is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference in this Item.

Board Designee(s). Pursuant to the Securities Purchase Agreement, MISCOR granted Tontine the right to appoint members to its Board of Directors as follows:

•	if Tontine or its affiliates hold at least 10% of MISCOR’s outstanding common stock, Tontine has the right to appoint one member of MISCOR’s Board of Directors;

•
if Tontine or its affiliates hold at least 20% of MISCOR’s outstanding common stock, and the Boards consists of five or fewer directors, Tontine has the right to appoint one member of MISCOR’s Board of Directors; and

•
if Tontine or its affiliates hold at least 20% of MISCOR’s outstanding common stock, and the Boards consists of six or more directors, Tontine has the right to appoint two members of MISCOR’s Board of Directors.

The Board currently consists of three directors. MISCOR also agreed that, for as long as Tontine has the right to appoint directors pursuant to the Securities Purchase Agreement, the number of directors on MISCOR’s Board will not exceed seven.

Board Observer. In addition to Tontine’s right to appoint directors, MISCOR also granted Tontine the right to have a representative attend all meetings of MISCOR’s Board of Directors, it subsidiaries and their respective committees, for so long as Tontine or its affiliates continue to hold at least 10% of MISCOR’s outstanding common stock.

Future Offerings. MISCOR granted Tontine the right to participate in future equity offerings to allow Tontine to maintain its percentage of ownership, on a fully diluted basis, of MISCOR’s common stock immediately prior to any such offering.

Future Acquisitions. MISCOR agreed to use its best efforts to ensure that any future acquisitions by Tontine of up to 30% of MISCOR’s outstanding common stock, on a fully diluted basis, are not subject to any anti-takeover laws and regulations or any anti-takeover provisions in MISCOR’s or its subsidiaries’ organizational documents.

Martell Proxy. John A. Martell, MISCOR’s majority shareholder, has granted Tontine a proxy to vote his shares of common stock of MISCOR for the election to the Board of Directors of Tontine’s designees and to enforce Tontine’s rights with respect to future acquisitions of common stock of MISCOR, each as described above. A copy of the proxy is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item.

Registration Rights. MISCOR did not register the issuance of the shares of common stock to Tontine with the Securities and Exchange Commission under the Securities Act of 1933, in reliance on exemptions from the registration requirements of that Act. MISCOR and Tontine entered into a Registration Rights Agreement, dated January 18, 2007, pursuant to which MISCOR has agreed to register for resale the shares issued to Tontine.

Copies of the Securities Purchase Agreement and the Registration Rights Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference in this Item.

Item 1.02  Termination of a Material Definitive Agreement.

Item 8.01  Other Events.

MISCOR used the proceeds from the Tontine financing described above to redeem from Laurus Master Fund, Ltd. the following notes outstanding on January 18, 2007 (the “Laurus Obligations”):

Note	Original Principal Balance	Outstanding Principal Balance	Interest Rate	Early Payment Penalty
Secured Convertible Term Note issued August 24, 2005	$3.00 million	$1.90 million	prime + 1%	10%[1]
Secured Revolving Note issued August 24, 2005	$3.00 million	$1.89 million	prime + 1%	none
Secured Convertible Minimum Borrowing Note issued August 24, 2005	$4.00 million	$3.27 million	prime + 1%	10%[1]
Secured Term Note issued May 31, 2006[2]	$2.10 million	$1.96 million	prime + 1%	none
Secured Non-Convertible Revolving Note issued May 31, 2006[2]	$1.60 million	$0.95 million	prime + 1.5%	none
__________________
[1]	In connection with the redemption, Laurus agreed to reduce the early pay-off premium from 15% to 10%.
[2]	MISCOR used the proceeds of the notes issued May 31, 2006, to acquire the assets of E.T. Smith Services of Alabama, Inc. (as disclosed in a report on Form 8-K dated June 1, 2006).

In connection with the pay off of the Laurus Obligations, the parties also agreed to terminate the revolving credit facilities pursuant to which the notes were issued.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement*, dated January 18, 2007, by and among MISCOR Group, Ltd., Tontine Capital Partners, L.P. and Tontine Capital Overseas Master Fund, L.P.
10.2	Registration Rights Agreement, dated January 18, 2007, by and among MISCOR Group, Ltd., Tontine Capital Partners, L.P. and Tontine Capital Overseas Master Fund, L.P.
99.1	Irrevocable Proxy of John Martell
99.2	Press Release dated January 18, 2007
* MISCOR has omitted schedules and similar attachments to this Agreement. MISCOR will furnish a copy of any omitted schedule or similar attachment to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISCOR Group, Ltd.
Date: January 22, 2007

	By:	/s/ Richard J. Mullin
Richard J. Mullin
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated January 18, 2007, by and among MISCOR Group, Ltd., Tontine Capital Partners, L.P. and Tontine Capital Overseas Master Fund, L.P.
10.2	Registration Rights Agreement, dated January 18, 2007, by and among MISCOR Group, Ltd., Tontine Capital Partners, L.P. and Tontine Capital Overseas Master Fund, L.P.
99.1	Irrevocable Proxy of John Martell
99.2	Press Release dated January 18, 2007